Exhibit 10.6
Execution Version
STOCKHOLDERS AGREEMENT
THIS STOCKHOLDERS AGREEMENT, dated as of this 6th day of August, 2013 (the “Agreement”), is by and among Crosstex Energy, Inc. (the “Company”) and Blackstone / GSO Capital Solutions Overseas Master Fund L.P. and Blackstone / GSO Capital Solutions Fund LP (collectively, the “Stockholders”).
WHEREAS, as a result of certain purchases of common stock of the Company, the Stockholders are deemed to Beneficially Own (as hereinafter defined), in the aggregate, shares representing approximately 14.7% of the Outstanding Company Voting Securities;
WHEREAS, the Stockholders have indicated that in the future they may desire to directly or indirectly acquire, offer to acquire, agree to acquire, become the beneficial owners of or otherwise obtain rights in respect of Company Voting Securities, by purchase or otherwise, which would have the effect of increasing their aggregate Beneficial Ownership (as hereinafter defined) of outstanding Company Voting Securities (“Future Purchases”);
WHEREAS, the parties hereto believe that it is desirable to establish certain provisions with respect to the Company Voting Securities which may be acquired by, or which are currently held by the Stockholders; and
WHEREAS, the Board of Directors of the Company has approved this Agreement upon the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions.
Capitalized terms used herein shall have the following meanings:
“13D/G Group” shall mean two or more persons acting together for the purpose of acquiring, holding, voting or disposing of Company Voting Securities, which persons would be required under the Exchange Act to file a statement on Schedule 13D or 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such person Beneficially Owned sufficient securities to require such a filing under the Exchange Act.
“Affiliate” of any person shall have the meaning ascribed to such term in Section 203 of the General Corporation Law of the State of Delaware (“Section 203”). For purposes of this Agreement, the Stockholders, on the one hand, and the Company (and its affiliates other than the Stockholders), on the other, shall not be deemed to be affiliates of each other. Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of the Blackstone Persons, and, for the avoidance of doubt, for purposes of this Agreement a Blackstone Person shall not be considered an Affiliate of the Stockholders.
“Associate” shall have the meaning ascribed to such term in Section 203(c), with respect to any Person. Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of the Blackstone Persons, and, for the avoidance of doubt, for purposes of this Agreement a Blackstone Person shall not be considered an Associate of the Stockholders.
“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (i) such Person shall file a voluntary petition for relief under chapter 7 or 11 of Title 11 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”); (ii)(a) an involuntary petition for relief under chapter 7 or 11 of the Bankruptcy Code shall be filed against such Person, (b) an order for relief granting such involuntary petition is entered against such Person by the bankruptcy court, and (c) such order for relief shall remain unvacated and unstayed, or the bankruptcy case is not dismissed for an aggregate of 90 days (whether or not consecutive) from the date of entry thereof; or (iii) such Person shall make a general assignment for the benefit of creditors.
“Beneficially Own,” “Beneficial Ownership,” or “Beneficially Owned” shall mean as applicable, with respect to any security, having direct or indirect (including through any subsidiary or affiliate) ownership of such security, as determined pursuant to Section 203(c)(9) (which shall include “beneficial ownership” of such security, as determined pursuant to Regulation 13d-3 of the Exchange Act).
“Blackstone Persons” shall have the meaning set forth in Section 6.2.
“Board of Directors” shall have the meaning set forth in Section 3.3.
“Common Stock” shall mean common stock of the Company par value $0.01 per share.
“Company” shall have the meaning set forth in the Recitals.
“Company Voting Securities” shall mean the “voting stock” of the Company, as defined in and computed in accordance with Section 203(c)(8).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Future Purchases” shall have the meaning set forth in the Recitals.
“Group” shall mean a “group” as such term is used in Section 13(d)(3) of the Exchange Act.
“Independent Director” shall mean a director of the Company who (i) is not an employee of the Company, (ii) is not an Affiliate or Associate of the Stockholders, (iii) is disinterested with respect to any underlying transaction for which approval is being sought and (iv) who otherwise has been determined to be “independent” under the listing standards of the NASDAQ.

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“Maximum Percentage” shall mean 19.9% of the outstanding Company Voting Securities, provided that (i) for purposes of determining the number of outstanding Company Voting Securities, such determination shall exclude any purchase, redemption or other acquisition of any Company Voting Securities by the Company or any of its subsidiaries after the date of this Agreement other than any purchase, redemption or other acquisition of Company Voting Securities from any of the Stockholders and (ii) for purposes of determining the Company Voting Securities Beneficially owned by the Stockholders shall exclude Company Voting Securities, if any, acquired in accordance with the second sentence of Section 3.1(a)..
“NASDAQ” shall mean the NASDAQ Global Select Market.
“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business, or legal entity or government authority.
“Proposal” shall have the meaning set forth in Section 3.2.
“Registration Agreement” shall the meaning set forth in Section 2.1(e).
“SEC” shall mean the Securities and Exchange Commission.
“Stockholders” shall have the meanings set forth in the Recitals.
Section 2.    Representations and Warranties.
2.1    The Stockholders represent and warrant to the Company as follows:
(a)    Blackstone / GSO Capital Solutions Overseas Master Fund L.P. is a Cayman Islands exempted limited partnership. Blackstone / GSO Capital Solutions Fund LP is a limited partnership validly existing under the laws of the State of Delaware. Stockholders have the full legal right, power and authority to enter into this Agreement and to perform their obligations hereunder.
(b)    This Agreement has been duly authorized, executed and delivered by Stockholders and constitutes the legally valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with the terms hereof.
(c)    Neither the execution and delivery of this Agreement by the Stockholders nor the performance of the Stockholders’ obligations hereunder will conflict with or result in a breach of or constitute a default under any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument by which the Stockholders are bound or affected or any organizational documents of the Stockholders.
(d)    As of the date hereof, the Stockholders and their Affiliates and Associates do not Beneficially Own more than 7,000,000 shares of the outstanding Company Voting Securities.

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(e)    Other than (i) this Agreement and (ii) the Registration Rights Agreement, dated August 6, 2013 (the “Registration Agreement”), by and among the Company and the Stockholders (and, for the avoidance of doubt, any agreements in connection with the investments by Affiliates of the Stockholders in Crosstex Energy, L.P.), the Stockholders have no other agreement, arrangement or understanding with any other Person or Group with respect to acquiring, holding, voting or disposing of Company Voting Securities.
2.2    The Company represents and warrants to the Stockholders as follows:
(a)    The Company is a corporation validly existing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and to perform its obligations hereunder.
(b)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legally valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof.
(c)    Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with or result in a breach of or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument by which the Company is bound or affected or any organizational documents of the Company.
Section 3.    Covenants with Respect to Company Voting Securities.
3.1    Acquisition of Company Voting Securities.
(d)    Subject to the following sentence, the Stockholders agree that they shall not, either individually or with their Affiliates or Associates, take any action that would cause them to Beneficially Own more than the Maximum Percentage. The foregoing Maximum Percentage limitation shall not prohibit any acquisition of Company Voting Securities by the Stockholders if such acquisition is (i) approved by a majority of the Independent Directors or (ii) pursuant to an equity participation plan currently in effect or approved by the Independent Directors.
(e)    If, notwithstanding the foregoing, the Stockholders or their Affiliates or Associates shall directly or indirectly acquire, offer to acquire, agree to acquire, become the Beneficial Owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or upon the expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate Beneficial Ownership of outstanding Company Voting Securities by the Stockholders and their Affiliates and Associates to such number of Company Voting Securities that represents or possesses greater than the Maximum Percentage, then, in addition to any remedies the Company may have in law or in equity, neither the Stockholders nor any of the Stockholders' Affiliates or Associates shall engage in any "business

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combination" (within the meaning of Section 203) for a period of three years following the date on which the Stockholders became the owners of more than the Maximum Percentage.
3.2    Takeover Proposals by the Stockholders. Stockholders shall not, either individually or together with any other person or group, make or submit a written proposal to the Company to Beneficially Own or become the Beneficial Owner of more than a majority of the then outstanding Company Voting Securities (a “Proposal”), provided that the Stockholders may submit a Proposal to the Company if the submission is approved by a majority of the Independent Directors.
3.3    Proxy Solicitations, Director Nominations, Stockholder Proposals, etc. For so long as the Company shall have a class of equity securities that is listed for trading on the NASDAQ or any other national securities exchange, the Stockholders and their Affiliates or Associates shall not solicit proxies, assist, encourage or participate with any other Person (other than the Company) in any way, directly or indirectly, in the solicitation of proxies (other than proxies solicited by the Company in connection with any annual or special meeting of the Company’s stockholders), become a “participant” in a “solicitation,” or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act), or submit any proposal for the vote of stockholders of the Company, or recommend or request or induce or attempt to induce any other Person to take any such actions, in any such case in opposition to the Company, or seek to advise, encourage or influence any other Person with respect to the voting of Company Voting Securities in opposition to the Company. The Stockholders and their Affiliates or Associates shall not nominate any Person for election to the Company board of directors (the “Board of Directors”) or propose any business to be considered by stockholders at a meeting of stockholders of the Company. Notwithstanding anything in this Section 3.3 or elsewhere in this Agreement to the contrary, nothing in this Agreement shall be construed to prohibit the Stockholders and their Affiliates and Associates from voting any or all of their respective shares of Company Voting Stock for or against, or abstaining from voting, on any matter submitted by the Company for approval by the holders of Company Voting Stock.
3.4    Disposition of Company Voting Securities and Other Related Matters.
(a)    Neither the Stockholders nor their Affiliates and Associates shall, directly or indirectly, sell, transfer or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) any beneficial or economic interest in any Company Voting Securities in a transaction or series of related transactions to any person or group that to the knowledge of the Stockholders, upon consummation of such sale, transfer or disposition, would have Beneficial Ownership of (or the right to acquire Beneficial Ownership of) more than 9.9% of the outstanding Company Voting Securities. Nothing in this Subsection 3.4 shall be construed to prohibit (i) any bona fide pledge or hypothecation of Company Voting Securities by any Stockholders, or (ii) any sale, transfer or disposition pursuant to an underwritten public offering (including an underwritten block trade with one or more underwriters in which none of the Stockholders or their Affiliates or Associates is involved in the selection of the purchaser(s) of any such Company Voting Securities from the underwriter(s) of such block trade). Notwithstanding anything herein to the contrary, but subject to Section 6.2, the Stockholders shall be permitted to sell, transfer or dispose of any beneficial or economic interest in any Company Voting Securities to one or more of its Affiliates.

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(b)    Proposed transfers of Company Voting Securities by the Stockholders that are not in compliance with this Subsection 3.4 shall be of no force or effect.
3.5    No Voting Trusts, Pooling Agreements, or Formation of “Groups”. Stockholders and their Affiliates and Associates shall not grant a proxy to any person with respect to Company Voting Securities, (other than a proxy granted to the Company or an employee of the Company in connection with an annual or special meeting of the Company’s stockholders), or form, join in or in any other way participate in any partnership, pooling agreement, syndicate, voting trust or other "group," including a 13D/G Group, in opposition to the Company or seeking to effect a change of control of the Company with respect to Company Voting Securities, or enter into any agreement (other than this Agreement) or arrangement or otherwise act in concert with any other person or group, for the purpose of acquiring, holding or voting of (or for the purpose of proposing to acquire, hold, or vote of) Company Voting Securities. Notwithstanding anything in this Section 3.5 or elsewhere in this Agreement to the contrary, nothing in this Agreement shall be construed to prohibit the Stockholders and their Affiliates and Associates from voting any or all of their respective shares of Company Voting Stock for or against, or abstaining from voting, on any matter submitted by the Company for approval by the holders of Company Voting Stock.
3.6    Business Combinations. Stockholders and their Affiliates and Associates shall not engage in any "business combination" (as defined in Section 203) with the Company or engage in any other transaction with the Company without the prior approval of a majority of the Independent Directors; provided that the foregoing provision shall not apply to transactions contemplated by any other agreement as in effect on the date hereof.
3.7    Waiver of Requirements. Notwithstanding anything in this Section 3.8 to the contrary, any of the terms of Subsections 3.1 through Subsection 3.6 may be waived, in whole or in part and as to particular transactions or matters, if (a) in the case of a waiver of an obligation of the Stockholders, a majority of the Independent Directors shall have approved such waiver or (b) in the case of a waiver of an obligation of the Company provided for the benefit of the Stockholders, the Stockholders shall have consented in writing to such waiver.
3.8    Termination of Restrictions. The restrictions on disposition contained in Section 3 shall terminate upon, and shall not apply to, any of the following events:
(a)    the Company, with the approval of a majority of the Independent Directors, shall enter into an agreement with any person or group providing for an offer to be made to purchase 50% or more shares of Common Stock or all or substantially all of the assets of the Company; or
(b)    the Company, with the approval of a majority of the Independent Directors, shall enter into an agreement calling for the merger or consolidation of the Company with or into any other person in which (i) the Company's outstanding capital stock shall be converted into cash or other property, (ii) a majority of the outstanding voting stock of the surviving corporation immediately following such merger or consolidation will not be owned by persons who were stockholders of the Company immediately before the merger or consolidation, and (iii) notice of a meeting of shareholders of the Company called to consider such agreement shall be given; or

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(c)    The Bankruptcy of the Company.
Section 4.    Effectiveness of Agreement; Term; Effect of Certain Waivers.
This Agreement shall terminate (and shall not thereafter be reinstated) on the earliest to occur of the following: (a) at such time as the Stockholders shall Beneficially Own, in the aggregate, less than 10.0% of the outstanding Company Voting Securities; (b) if the registration rights of the Stockholders pursuant to Section 2.1(a) and Section 2.2(a) of the Registration Agreement have expired or been relinquished by the Stockholders prior to the 5th anniversary of the date of this Agreement, then on the 5th anniversary of the date of this Agreement; and (c) if the registration rights of the Stockholders pursuant to Section 2.1(a) and Section 2.2(a) of the Registration Agreement have not expired or been relinquished by the Stockholders as of the 5th anniversary of the date of this Agreement, then at such time after such 5th anniversary as the registration rights of the Stockholders pursuant to Section 2.1(a) and 2.2(a) of the Registration Agreement expire or are relinquished.
Section 5.    Remedies.
Each of the Stockholders and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.
Section 6.    General Provisions.
6.1    Choice of Law; Forum Selection. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware without reference to the choice of laws provisions thereof. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees to be subject to, and hereby consents and submits to, the jurisdiction of the Court of Chancery of the State of Delaware for any litigation arising out of or relating to this Agreement, (ii) waives any objection to the laying of venue of any such litigation in the Court of Chancery of the State of Delaware, and (iii) agrees not to plead or claim in the Court of Chancery of the State of Delaware that such litigation brought therein has been brought in an inconvenient forum. The Company hereby appoints The Corporation Trust Company, and the Stockholders hereby appoint The Corporation Trust Company, as their agent for service of process in the State of Delaware and agrees to service of process in any litigation arising out of or relating to this Agreement by service upon such agent or by certified mail, return receipt requested, postage prepaid to it at its address for notice as provided in this Agreement.

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6.2    Additional Parties; Joint and Several Obligations; Blackstone Persons Not an Affiliate or Associate. The Stockholders shall not transfer Company Voting Securities to any of their Affiliates unless the transferee shall execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement as an original signatory. Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. and its affiliates in their business distinct from the business of GSO Capital Partners LP and the Stockholders (the “Blackstone Persons”).
6.3    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally, transmitted by telex or telecopier, or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service, or delivered by electronic transmission, addressed as follows:
If to the Company:

Crosstex Energy, Inc.
2501 Cedar Springs
Dallas, Texas 75201
Attention: General Counsel
Facsimile: (214) 721-9383
Internet electronic mail: joe.davis@crosstexenergy.com

With a copy to (which shall not constitute notice):

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Doug Rayburn
Facsimile: (214) 661-4634
Internet electronic mail: doug.rayburn@bakerbotts.com

If to the Stockholders:

Blackstone / GSO Capital Solutions Overseas Master Fund L.P.
Blackstone / GSO Capital Solutions Fund LP
c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY  10154
E-mail: gsolegal@blackstone.com
Attention:  Chief Legal Officer

with a copy (which shall not constitute notice) to:

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Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas  77002
Email:     moleary@andrewskurth.com
Attention:    G. Michael O’Leary

or to such other address as may be specified in a notice given pursuant to this Section 6.3. All such notices and communications shall be deemed to have been duly given: At the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the address to which notices are to be given by giving five (5) days' prior notice of such change in accordance herewith.
6.4    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
6.5    Amendments, Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each party hereto; provided that no such amendment or waiver by the Company shall be effective without the approval of two-thirds of the Independent Directors. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
6.6    Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. References in this Agreement to Sections or Subsections are to Sections of Subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the applicable person or persons may require.
6.7    Entire Agreement: Amendment. This Agreement and the other instruments and agreements referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto.
6.8    Counterparts. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A signed copy of this Agreement delivered by facsimile, portable document format (PDF) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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6.9    No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed between the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.
6.10    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. All of the terms, covenants and agreements contained in this Agreement are solely for the benefit of the parties hereto, and their respective successors and assigns, and no other parties (including, without limitation, any other Stockholders or creditor of the Company, or any director, officer or employee of the Company) are intended to be benefitted by, or entitled to enforce, this Agreement.
[SIGNATURE PAGE FOLLOWS]

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CONFIDENTIAL
ATTORNEY-CLIENT PRIVILEGED

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.
STOCKHOLDERS

BLACKSTONE / GSO CAPITAL SOLUTIONS OVERSEAS MASTER FUND L.P.

By: GSO Capital Partners, LP
Its: Investment Manager

By: /s/     Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BLACKSTONE / GSO CAPITAL SOLUTIONS FUND LP

By: Blackstone / GSO Capital Solutions Associates, LLC
Its: General Partner

By: /s/    Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

COMPANY

CROSSTEX ENERGY, INC.

By:     /s/ Michael J. Garberding
Name: Michael J. Garberding
Title: EVP and Chief Financial Officer

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Signature Page to Stockholders Agreement